UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

Slide Insurance Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42707	87-1554861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4221 W. Boy Scout Blvd., Suite 200
Tampa, Florida		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 748-2030

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLDE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2026, Slide Insurance Holdings, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the (i) election of three director nominees (Proposal 1) and (ii) ratification of the selection of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 2). The results of the votes are set forth below.

Proposal 1—Election of Directors

The stockholders voted in favor of the election of the following director nominees as Class I directors to hold office until the Company’s 2029 Annual Meeting of Stockholders, the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation.

	Number of Votes
	For	Withheld	Broker Non-Votes
Robert Gries	80,945,212	2,549,557	11,727,479
Andrew Wright	73,504,402	9,990,367	11,727,479
Beth W. Bruce	74,191,861	9,302,908	11,727,479

Proposal 2—Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders approved the ratification of the selection of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Number of Votes
For	Against	Abstain
93,541,941	12,985	1,667,322

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slide Insurance Holdings, Inc.

Date:	June 10, 2026	By:	/s/ Anastasios Omiridis
Anastasios Omiridis, Chief Financial Officer